UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               December 7, 2012

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2012, Mr. Larry D. Thompson, a member of The Southern Company (the “Company”) Board of Directors and the Audit Committee of the Board of Directors, tendered his resignation from the Board of Directors of the Company, effective December 10, 2012.  Mr. Thompson’s resignation is not as a result of any disagreement with the Company.
Also, on December 10, 2012, the Board of Directors of the Company elected a new member, Mr. David J. Grain, effective December 10, 2012.  Mr. Grain is the Founder and Managing Partner of Grain Management, LLC and the Chief Executive Officer of Grain Communications Group, Inc.  Mr. Grain also was named as a member of the Audit Committee.  There is no arrangement or understanding between Mr. Grain and any other persons pursuant to which he was selected as a director.  Mr. Grain will receive the Company’s standard non-employee director cash and equity compensation as more fully described in the Company’s Proxy Statement as filed with the Securities and Exchange Commission on April 13, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary